EXHIBIT 10.4

                  AMENDMENT TO MANAGEMENT CONSULTING AGREEMENT



         Reference is made to the MANAGEMENT CONSULTING AGREEMENT (the "Agreement") made and entered into as of April 17, 2003, between Can-Cal Resources Ltd., a Nevada Corporation (the "Company"), whose principal place of business is 8224 Ocean Gate Way, Las Vegas, Nevada, and Luis A. Vega, an individual (the "Consultant"), whose address is 2076 Omaha, Kingman, Arizona 86401.

                                 R E C I T A L S


     A. The Consultant was appointed Senior Consulting Geologist to Company on April 17, 2003.


     B. The Consultant, since joining the Company, has rendered invaluable services on behalf of the Company's future growth potential, which is acknowledged by the Company's Board of Directors.

          NOW, THEREFORE, in consideration of the mutual agreements herein made, and the exchange of good and valuable consideration, the exchange and receipt of which hereby is acknowledged by all parties, the Company and the Consultant do hereby agree to amend Section 5 (c) - Finder's Fee of the Agreement, as of August 23, 2004 (the "Effective Date" of the Amendment), as follows:

               Section 5 (c) Finder's Fee. If the Consultant presents a mineral property available for acquisition to the Company ("the Mineral Property"), and if the Company acquires the Mineral Property, the Consultant shall be entitled to receive, as a Finder's Fee, a Net Smelter Return Royalty ("NSR") on any future sales of mineral products from the Mineral Property by the Company. A 1% NSR shall apply to any Mineral Property acquired by the Company, which is owned by a third party at the time of acquisition by the Company, and a 2% NSR shall apply to any Mineral Property, which is free of any third party ownership and any form of underlying payment obligation at the time the Company makes an application with the Mexican Government to acquire (stake) the Mineral Property. The Consultant shall neither be entitled to receive a Fee for any time commitments, nor shall he be entitled to be reimbursed for any expenses, related to the investigation of any mineral property available for acquisition prior to the Consultant presenting said mineral property to the Company, unless said time commitments and expenses are authorized, in advance and in writing, by the Company.




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THE PARTIES TO THIS AMENDMENT HAVE READ THIS AMENDMENT, UNDERSTAND ITS TERMS AND
CONDITIONS, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF
THEIR OWN CHOICE AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of August 23, 2003:


                                                      CAN-CAL RESOURCES LTD.



                                                 By:   /s/  Anthony F. Ciali
                                                      --------------------------
                                                      ANTHONY F. CIALI
                                                       PRESIDENT & CEO



By:   /s/  Luis A. Vega
     ------------------------
     LUIS A. VEGA
                                   CONSULTANT